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                          [Stoel Rives LLP Letterhead]

December 22, 2004


Columbia International Stock Fund, Inc.
1301 S.W. Fifth Avenue
Portland, Oregon 97201

      Re:  Registration Statement on Form N-14

Ladies and Gentlemen:

      We have acted as counsel to Columbia International Stock Fund, Inc. (the "Acquiring Fund") in connection with the Registration Statement (Reg. No. 333-91914) of the Acquiring Fund on Form N-14 (the "Registration Statement") filed by the Acquiring Fund under the Securities Act of 1933, as amended (the "Act"), relating to the proposed combination of the Acquiring Fund with Columbia International Equity Fund (the "Acquired Fund"), a series of Columbia Funds Trust XI (the "Trust"), and the issuance of shares of Common Stock of specified classes of the Acquiring Fund in connection therewith (the "Shares"), all in accordance with the terms of the Agreement and Plan of Reorganization by and among the Acquiring Fund, the Trust on behalf of the Acquired Fund, and Columbia Management Group, Inc. (the "Agreement and Plan of Reorganization"), in the form included in the Registration Statement.

      We have examined the Acquiring Fund's articles of incorporation and any amendments thereto and the Acquiring Fund's bylaws, as amended. We have also examined those documents, corporate records and other instruments we deemed necessary for the purposes of this opinion.

      We have assumed for purposes of this opinion that, prior to the date of the issuance of the Shares, (1) the Trustees of the Trust and holders of beneficial interests in the Acquired Fund will have taken all action required of them for the approval of the Agreement and Plan of Reorganization,
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Columbia International Stock Fund, Inc.
December 22, 2004
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(2) the officers of the Acquiring Fund will have taken the action necessary to file the articles of amendment to the Acquiring Fund's amended and restated articles of incorporation, as approved by the directors of the Acquiring Fund, establishing shares of Class G Common Stock, with the Secretary of State of Oregon and (3) the Agreement and Plan of Reorganization will have been duly executed and delivered by each party thereto.

      Based upon the foregoing, we are of the opinion that:

      1. The Acquiring Fund has been duly organized and is validly existing as a corporation under the laws of the State of Oregon.

      2. The Shares, when issued in accordance with the Agreement and Plan of Reorganization, will be validly issued, fully paid and nonassessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ STOEL RIVES LLP

                                    Stoel Rives LLP